Exhibit 5.1

May 2, 2023

Assure Holdings Corp.

7887 East Belleview Avenue, Suite 500

Greenwood Village, Colorado 80111

Re:    Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Assure Holdings Corp., a Nevada corporation (the “Corporation”), in connection with the filing by the Corporation with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1, initially filed on January 27, 2023, as amended on April 24, 2023 and May 1, 2023 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the Corporation of (i) shares (the “Firm Shares”) of common stock, par value $0.001 per share, of the Corporation (the “Common Stock”) and (ii) Common Stock purchase warrants (the “Firm Pre-funded Warrants”) to purchase  shares of Common Stock (the “Firm Pre-funded Warrant Shares”, together with Pre-funded Warrants and Firm Shares, the “Firm Securities”), up to an aggregate amount of $6,000,000 in gross proceeds pursuant to an Underwriting Agreement in the form attached as an exhibit to the Registration Statement, to be entered into by and among the Corporation and underwriter or underwriters, as the case may be, named in Schedule I attached thereto (each, an “Underwriter” and, collectively, the “Underwriters”), for whom Joseph Gunnar & Co., LLC is acting as representative (the transaction, the “Offering”).

Pursuant to the Underwriting Agreement, the Corporation agreed to grant to the Underwriter an option (the “Over-allotment Option”) to purchase in the aggregate (i) additional shares of Common Stock (the “Option Shares” and/or (ii) pre-funded warrants (the “Option Pre-funded Warrants”) to purchase additional shares of Common Stock (the “Option Pre-funded Warrant Shares”, together with the Option Shares and Option Pre-funded Warrants, the “Option Securities”) in any combination thereof up to an aggregate amount equal to 15% of the aggregate number of Firm Shares and Firm Pre-funded Warrant Shares.

The Firm Shares and Option Shares are hereinafter referred to as the “Shares”. The Firm Pre-Funded Warrants and Option Pre-Funded Warrants are hereinafter referred to as the “Pre-Funded Warrants”. Firm Pre-Funded Warrant Shares and Option Pre-funded Warrant Shares are hereinafter referred to as the “Pre-Funded Warrant Shares”. The Firm Securities and the Option Securities are hereinafter referred to as the “Securities”.

The terms “Firm Share”, “Firm Pre-Funded Warrant”, “Firm Pre-Funded Warrant Share”, “Option Share”, “Option Pre-funded Warrant”, and the “Option Pre-funded Warrant Share” shall include any additional securities registered by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no

Assure Holdings Corp.

May 2, 2023

opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Securities.

For purposes of the opinions set forth below, we have examined the following:

(a)	the Certificate of Incorporation of the Company (the “Certificate of Incorporation”);

(b)	the Bylaws of the Company (the “Bylaws”);

(c)

the Registration Statement, including the prospectus included therein (the “Prospectus”), which provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”); and

(d)	the form of Pre-Funded Warrants

We have also examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons, and with respect to all parties to agreements or instruments relevant hereto other than the Corporation, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates or comparable documents of officers and other representatives of the Corporation and of public officials.

Based on the foregoing, we are of the opinion that: (i) the Shares, when issued by the Company against payment therefor in the circumstances contemplated by the Underwriting Agreement, will be validly issued, fully paid and non-assessable; (ii) the Pre-Funded Warrants, when issued by the Company in the form filed as an exhibit to the Registration Statement against payment therefor in the circumstances contemplated by the Underwriting Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and (iii) the Pre-Funded Warrant Shares initially issuable upon exercise of the Pre-Funded Warrants when issued by the Company against payment therefor in the circumstances contemplated by the Pre-Funded Warrants will be validly issued, fully paid and non-assessable.

Our opinions set forth above are subject to the following qualifications and exceptions:

(a)

Our opinion set forth in clause (ii) above in connection with the Pre-Funded Warrants is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws).

(b)

Our opinion set forth in clause (ii) above in connection with the Pre-Funded Warrants is subject to the effect of general principles of equity, including, without limitation, concepts of materiality reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

(c)

Our opinion set forth in clause (ii) above in connection with the Pre-Funded Warrants is subject to limitations regarding the availability of indemnification and contribution where such indemnification or contribution may be limited by applicable law or the application of principles of public policy.

Assure Holdings Corp.

May 2, 2023

(d)

We express no opinion as to the enforceability of (i) provisions that relate to choice of law, forum selection or submission to jurisdiction (including, without limitation, any express or implied waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a state court of the State of New York, (ii) waivers by the Company of any statutory or constitutional rights or remedies, (iii) terms which excuse any person or entity from liability for, or require the Company to indemnify such person or entity against, such person’s or entity’s negligence or willful misconduct or (iv) obligations to pay any prepayment premium, default interest rate, early termination fee or other form of liquidated damages, if the payment of such premium, interest rate, fee or damages may be construed as unreasonable in relation to actual damages or disproportionate to actual damages suffered as a result of such prepayment, default or termination.

(e)	We draw your attention to the fact that, under certain circumstances, the enforceability of terms to the effect that provisions may not be waived or modified except in writing may be limited.

Our opinions expressed above are limited to Chapter 78 of the Nevada Revised Statutes and the laws of the State of New York.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the 462(b) Registration Statement, to the filing of this opinion as an exhibit to an amendment to the Registration Statement filed pursuant to 462(d) promulgated under the Securities Act, and to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Dorsey & Whitney LLP